Exhibit B

TRANSACTIONS IN THE SHARES DURING THE PAST SIXTY (60) DAYS
BY THE REPORTING PERSONS

The following tables set forth all transactions in the Shares effected by the Reporting Persons during the past sixty (60) days. Except as noted below, all such transactions were effected in the open market through brokers and the price per share is net of commissions. The price reported in the column Price Per Share ($) is a weighted average price if a price range is indicated in the column Price Range ($). These Shares were purchased in multiple transactions at prices between the price ranges indicated in the column Price Range ($). The Reporting Persons will undertake to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price.

Trade Date	Shares Purchased (Sold)	Price Per Share ($)	Price Range ($)

12/31/2018	466,293	51.71	51.46 – 51.98
12/31/2018	(59,085)	51.82	51.50 – 51.98
01/02/2019	6,093	51.53	51.34 – 52.09
01/02/2019	(24,160)	52.42	52.39 – 52.50
01/03/2019	18,520	44.51	44.49 – 46.01
01/03/2019	(179,265)	45.19	45.00 – 45.38
01/04/2019	12,598	46.85	46.73 – 46.89
01/04/2019	(5,026,567)	47.02	45.97 – 47. 20
01/04/2019	(3,820)*	46.89
01/07/2019	(19,735)	48.35	48.02 – 48.49
01/07/2019	(53,157)*	48.03
01/08/2019	774	47.99
01/08/2019	(67,134)	47.99	47.73 – 47.99
01/09/2019	1,877	47.18
01/09/2019	(93,201)	47.03	47.02 – 47.18
01/09/2019	(39,613)*	46.96
01/10/2019	14,760	47.02	46.59 – 46.98
01/10/2019	(4,625)	47.71	47.68 – 47.72
01/10/2019	(587)*	47.39
01/11/2019	322	47.50
01/11/2019	(33,110)	47.68	47.29 – 47.99
01/14/2019	(17,378)	48.01
01/15/2019	531	48.89
01/15/2019	(7,778)	49.65
01/16/2019	(72,648)	49.43	49.25 – 49.46
01/17/2019	40,154	49.12	49.12 – 49.60
01/17/2019	(1,755,485)	49.11	49.04 – 49.60
01/18/2019	(33,539)	49.62	49.61 – 49.93
01/22/2019	21,617	49.72	49.42 – 42.72
01/22/2019	(27,216)	49.64	49.25 – 49.72
01/22/2019	(319)*	49.43
01/23/2019	(3,973)	50.02	49.96 – 50.14
01/23/2019	(49,800)*	50.05
01/24/2019	1,831	49.05	49.14 – 49.02
01/24/2019	49,800**	49.96
01/24/2019	(55,686)	49.52	48.99 – 49.54
01/25/2019	11,851	48.86	48.86 – 49.56
01/25/2019	(213,204)	48.77	48.71 – 49.56
01/25/2019	(4,476)*	48.99
01/28/2019	12,362	48.39	48.37 – 48.73
01/28/2019	(23,336)	48.32
01/29/2019	5,656	48.32
01/29/2019	999**	48.32
01/30/2019	26,595	48.89
01/30/2019	(797)	49.00
01/31/2019	2,371	49.37
01/31/2019	(25,752)	49.36	49.34 – 49.38
02/01/2019	1,334	49.05	48.96 – 49.83
02/01/2019	(1,353)	49.77	49.73 – 49.89
02/01/2019	(8,438)*	49.89
02/04/2019	9,036	50.30	50.09 – 50.82
02/04/2019	(3,550)	50.04
02/05/2019	190	50.14	50.14 – 50.15
02/05/2019	(22)	50.29
02/05/2019	(17,009)*	50.53
02/06/2019	10,609	50.62
02/06/2019	(210,694)	50.69	50.56 – 51.14
02/07/2019	11,182	50.07	49.92 – 50.08
02/07/2019	(235,555)	50.32	49.90 – 50.33
02/08/2019	243	50.22
02/08/2019	(17,007)	50.22
02/11/2019	(42,720)	49.88	49.76 – 50.10
02/12/2019	292	49.71
02/12/2019	(198,761)	49.79	49.65 – 50.08
02/13/2019	694	50.87	49.85 – 50.98
02/13/2019	(204,938)	51.00	50.36 – 51.05
02/14/2019	(1,220)	50.83
02/15/2019	207,584	51.50	51.24 – 51.67
02/15/2019	(33,451)	51.45	51.26 – 51.67
02/19/2019	44,515	51.46	51.36 – 51.47
02/19/2019	(53,870)	51.43	51.31 – 51.94
02/20/2019	31,168	51.30
02/20/2019	(466,071)	51.36	50.86 – 51.53
02/21/2019	2,998	50.13
02/21/2019	(89,867)	51.41	50.13 – 51.66
02/21/2019	(7,420)*	50.42
02/22/2019	27,335	50.61	50.49 – 50.98
02/22/2019	(11,558)	50.98
02/25/2019	34,137	50.92	50.76 – 50.92
02/25/2019	(4,257)	50.65
02/26/2019	(374,295)	50.36	50.16 – 50.55

* Short sale.

** Buy to cover.